Exhibit 99.1

BioSpecifics Technologies Corp. Announces Board Authorization of up to $2 Million Share Repurchase Program

LYNBROOK, N.Y., June 20, 2011 -- BioSpecifics Technologies Corp. (Nasdaq: BSTC; the "Company"), a biopharmaceutical company developing first in class collagenase-based products, today announced that its Board of Directors has reauthorized the stock repurchase program under which the Company is authorized to repurchase up to $2 million of its outstanding common stock. This decision reflects the Company's continued commitment to increasing value for its stockholders and its confidence that it will achieve its goals.

Pursuant to the repurchase program, over the next year the Company plans to repurchase stock through a broker in the open market, provided that the timing, actual number and price per share of the stock to be purchased will be subject to market conditions, applicable legal requirements, including Rule 10b-18 of the Securities and Exchange Act of 1934, as amended, and various other factors. The Company intends to hold any reacquired stock in treasury. The repurchase program may be suspended or discontinued at any time by the Company. BioSpecifics has no obligation to repurchase stock under the repurchase program.

As of May 6, 2011, the Company had 6,353,868 shares of stock outstanding.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications, three of which include: Dupuytren's contracture, Peyronie's disease, and frozen shoulder (adhesive capsulitis). Its strategic partner Auxilium Pharmaceuticals, Inc. markets XIAFLEX® in the U.S. for the treatment of Dupuytren's contracture. Pfizer, Inc. is responsible for marketing XIAPEX® in Europe and has announced European regulatory approval and commenced sales in the United Kingdom, Germany, Denmark, Sweden, Finland, Norway, and Austria. Asahi Kasei Pharma Corporation is responsible for marketing XIAFLEX® in Japan. More information about the Company may be found on its website at www.biospecifics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding BioSpecifics’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, its expected revenue growth, and any other statements containing the words “believes,” “expects,” “anticipates,” “plans,” “estimates” and similar expressions, are forward-looking statements. There are a number of important factors that could cause its actual results to differ materially from those indicated by such forward-looking statements, including the statements made by BioSpecifics and by its partner Auxilium Pharmaceuticals, Inc. (“Auxilium”) regarding progress toward achievement of Auxilium’s objectives for the US launch of XIAFLEX® for Dupuytren’s contracture; the ability of Pfizer, Inc. to achieve its objectives for XIAPEX® in Europe; the ability of Asahi Kasei to achieve its objectives for XIAFLEX® in Japan; the success of the Phase 3 trials for XIAFLEX for the treatment of Peyronie’s disease; the outcome of the dispute with Auxilium over the Company’s right to conduct clinical trials; the Company’s ability to restart the Chien-803 trial for injectable collagenase for the treatment of canine lipomas and the clinical success of that trial; the Company’s ability to initiate and complete clinical trials in additional indications, all of which will determine the amount of milestone, royalty and sublicense income BioSpecifics may receive; and other risk factors identified in the Company's Form 10-K for the year ended December 31, 2010 and its reports on Form 8-K filed with the SEC. All forward-looking statements included in this press release are made as of the date hereof, and the Company assumes no obligation to update these forward-looking statements.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com